EXHIBIT 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Teck Resources Limited
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/23/2025
Reporting Entity ESTMA Identification Number	E452660		◉ Original Submission
○ Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Teck Metals Ltd. - E097974 TCL US Holdings Ltd. - E433973 Teck Highland Valley Copper Partnership - E561040

Not Substituted

Attestation Through Independent Audit

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest that I engaged an independent auditor to undertake an audit of the ESTMA report for the entity(ies) and reporting year listed above. Such an audit was conducted in accordance with the Technical Reporting Specifications issued by Natural Resources Canada for independent attestation of ESTMA reports.

The auditor expressed an unmodified opinion, dated 2025-05-22, on the ESTMA Report for the entity(ies) and period listed above. The independent auditor's report can be found at end of report.

Full Name of Director or Officer of Reporting Entity		Crystal Prystai		Date	5/22/2025
Position Title		Executive Vice President and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Teck Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E452660
Subsidiary Reporting Entities (if necessary)	Teck Metals Ltd. - E097974 TCL US Holdings Ltd. - E433973 Teck Highland Valley Copper Partnership - E561040
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada		1,329,660,000	-	260,000	-	-	-	-	1,329,920,000	Note 2, Note 4
Canada	Government of British Columbia		206,390,000	-	1,230,000	-	-	-	-	207,620,000	Note 3
Canada	Citxw Nlaka'pamux Assembly		-	1,800,000	6,740,000	-	-	-	-	8,540,000
Canada	Nhwelmen Construction GP Ltd.		-	-	7,800,000	-	-	-	-	7,800,000
Canada	Government of Alberta		6,190,000	-	-	-	-	-	-	6,190,000
Canada	Nlaka'pamux Nation Tribal Council		-	4,130,000	700,000	-	-	-	-	4,830,000
Canada	District of Logan Lake		3,400,000	-	-	-	-	-	-	3,400,000
Canada	Lower Nicola Indian Band		-	1,570,000	1,700,000	-	-	-	-	3,270,000
Canada	Cooks Ferry Indian Band		-	-	1,040,000	-	-	-	-	1,040,000
Canada	British Columbia Securities Commission		-	-	290,000	-	-	-	-	290,000
Canada	Stk'emlupsemc Te Secwepemc Nation		-	-	260,000	-	-	-	-	260,000
Canada	City of Kimberley		230,000	-	-	-	-	-	-	230,000
Canada	Tahltan Nation		-	-	230,000	-	-	-	-	230,000
Canada	Kanaka Bar Indian Band		-	-	140,000	-	-	-	-	140,000
Peru	Government of Peru		169,310,000	-	6,820,000	-	-	-	11,250,000	187,380,000	Note 1, Note 5
United States of America	Government of United States		71,960,000	-	-	-	-	-	-	71,960,000	Note 1, Note 6
United States of America	District of Northwest Arctic Borough		43,550,000	-	-	-	-	-	-	43,550,000	Note 1
United States of America	State of Alaska		15,990,000	-	1,320,000	-	-	-	-	17,310,000	Note 1, Note 2, Note 7
United States of America	City of St. Louis		450,000	-	190,000	-	-	-	-	640,000	Note 1
United States of America	State of Minnesota		-	-	340,000	-	-	-	-	340,000	Note 1, Note 2, Note 8
United States of America	State of Wisconsin		290,000	-	-	-	-	-	-	290,000	Note 1
United States of America	State of New Mexico		-	-	230,000	-	-	-	-	230,000	Note 1
United States of America	City of Pend Oreille		150,000	-	-	-	-	-	-	150,000	Note 1
United States of America	State of Colorado		-	-	130,000	-	-	-	-	130,000	Note 1
United States of America	State of Oregon		-	-	130,000	-	-	-	-	130,000	Note 1
Chile	Government of Chile		23,470,000	-	3,110,000	-	-	-	-	26,580,000	Note 1, Note 2, Note 9
Chile	Municipality of Las Condes		920,000	-	-	-	-	-	-	920,000	Note 1
Chile	Municipality of Andacollo		760,000	-	150,000	-	-	-	-	910,000	Note 1
Chile	Municipality of Pica		870,000	-	-	-	-	-	-	870,000	Note 1
Chile	Salar de Coposa Aymara Indigenous Association		-	-	580,000	-	-	-	-	580,000	Note 1
Chile	Sallihuinca Indigenous Association		-	-	540,000	-	-	-	-	540,000	Note 1
Chile	Quechua Indigenous Community of Huatacondo		-	-	460,000	-	-	-	-	460,000	Note 1
Chile	Quechua Indigenous Community of Ollague		-	-	260,000	-	-	-	-	260,000	Note 1
Chile	Yatin UTA Matilla's Indigenous Association		-	-	240,000	-	-	-	-	240,000	Note 1
Chile	Aymara Indigenous Livestock and Cultural Association		-	-	210,000	-	-	-	-	210,000	Note 1, Note 11
Chile	Municipality of Iquique		200,000	-	-	-	-	-	-	200,000	Note 1
Chile	Nascent Collahuasi Aymara Indigenous Association		-	-	190,000	-	-	-	-	190,000	Note 1
Chile	Aymara Indigenous Association of Chanavaya Cove		-	-	110,000	-	-	-	-	110,000	Note 1, Note 11
Turkey	Government of Turkey		210,000	-	330,000	-	-	-	-	540,000	Note 1, Note 10
Australia	Government of Western Australia		-	-	280,000	-	-	-	-	280,000	Note 1
Australia	Northern Territory Government		-	-	190,000	-	-	-	-	190,000	Note 1
Mexico	Government of Mexico		-	-	360,000	-	-	-	-	360,000	Note 1
Additional Notes:

Note 1: Payments denominated in a foreign currency is translated using the closing spot rate on December 31, 2024: Exchange rates used for translation per $1 Canadian Dollar are as follows: AUD 1.1228, CLP 690.3280, PEN 2.6101, TRY 24.5610, MXN 14.4845, and USD 0.6943

Note 2: Taxes reported do not include cash tax refunds received in 2024 from: Government of Canada $0.06M; State of Alaska $1.9M; Government of Chile $30.5M; State of Minnesota $0.2M

Note 3: Payees include - Ministry of Finance British Columbia

Note 4: Payees include - Receiver General of Canada, Canadian Revenue Agency, and Export Development Canada

Note 5: Payees include - Instituto Geológico Minero y Metalúrgico, Superintendencia Nacional de Aduanas y de Administración Tributaria, Autoridad Nacional del Agua, Ministerio de Transportes Y Comunicaciones, Fondo Nacional de Capacitacionlaboral Y de Promocion del Empleo, Organismo Supervisor de la Inversión en Energía y Minería, and Organismo de Evaluación y Fiscalización Ambiental

Note 6: Payees include - United States Treasury, United States Nuclear Regulatory Commission, Internal Revenue Service, and United States Forest Service

Note 7: Payees include - Alaska Department of Natural Resources and Alaska Department of Environmental Conservation

Note 8: Payees include - Minnesota Department of Natural Resources

Note 9: Payees include - Tesoreria General de la República and Ministerio de Bienes Nacionales

Note 10: Payees include - General Directorate of Mining Affairs, Ministry of Finance Segmenler Tax Office, Ministry of Finance Yegenbey Tax Office, Social Security Institution, Ministry of Finance Hitit Tax Office

Note 11: Names of Payees in Spanish: Asociación Indígena Aymara ganadera y cultural quebrada Yabricollita y Caya, and Asociacion Indigena Aymaras De Caleta Chanavaya

Note 12: In the reporting period, Teck Resources Limited sold EVR to Glencore. As part of this transaction, it was agreed that any reportable payments would be disclosed by EVR/Glencore in their ESTMA reports.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Teck Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E452660
Subsidiary Reporting Entities (if necessary)	Teck Metals Ltd. - E097974 TCL US Holdings Ltd. - E433973 Teck Highland Valley Copper Partnership - E561040
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Corporate Office - Chile	108,300,000	-	-	-	-	-		108,300,000
Canada	Frontier	1,630,000	-	-	-	-	-	-	1,630,000
Canada	Galore Creek	20,000	-	230,000	-	-	-	-	250,000
Canada	Head Office - Canada	1,397,800,000	-	620,000	-	-	-	-	1,398,420,000
Canada	Highland Valley Copper	38,120,000	7,500,000	19,530,000	-	-	-	-	65,150,000
Peru	Antamina	169,300,000	-	4,600,000	-	-	-	11,250,000	185,150,000	Note 1
Peru	Peru Exploration Properties	-	-	80,000	-	-	-	-	80,000	Note 1, Note 2
Peru	Zafranal	-	-	2,110,000	-	-	-	-	2,110,000	Note 1
United States of America	Corporate Office - US	82,910,000	-	320,000	-	-	-	-	83,230,000	Note 1
United States of America	Lik, AK 203 (50% JV)	-	-	10,000	-	-	-	-	10,000	Note 1
United States of America	Pend Oreille	140,000	-	180,000	-	-	-	-	320,000	Note 1
United States of America	Red Dog	48,950,000	-	810,000	-	-	-	-	49,760,000	Note 1
United States of America	US Exploration Properties	440,000	-	1,080,000	-	-	-	-	1,520,000	Note 1
Chile	Carmen de Andacollo	7,350,000	-	870,000	-	-	-	-	8,220,000	Note 1
Chile	Chile Exploration Properties	140,000	-	-	-	-	-	-	140,000	Note 1
Chile	Corporate Office - Chile	9,060,000	-	-	-	-	-	-	9,060,000	Note 1
Chile	NuevaUnión	1,040,000		-	-	-	-	-	1,040,000	Note 1
Chile	Quebrada Blanca	8,590,000	-	4,990,000	-	-	-	-	13,580,000	Note 1
Turkey	Corporate Office - Turkey	170,000	-	-	-	-	-	-	170,000	Note 1
Turkey	Turkey Exploration Properties	30,000	-	320,000	-	-	-	-	350,000	Note 1, Note 3
Australia	Australia Exploration Properties	-	-	430,000	-	-	-	-	430,000	Note 1
Australia	Lennard Shelf	-	-	30,000	-	-	-	-	30,000	Note 1
Mexico	La Verde	-	-	70,000	-	-	-	-	70,000	Note 1
Mexico	San Nicolas	10,000	-	280,000	-	-	-	-	290,000	Note 1
Additional Notes[3]:

Note 1: Payments denominated in a foreign currency is translated using the closing spot rate on December 31, 2024: Exchange rates used for translation per $1 Canadian Dollar are as follows: AUD 1.1228, CLP 690.3280, PEN 2.6101, TRY 24.5610, MXN 14.4845, and USD 0.6943

Note 2: Peru Exploration Properties include - Kello Kello, Antamayo, Pashpap, Tassa, and Miocene Au Properties

Note 3: Turkey Exploration Properties include - TV Tower

Note 4: In the reporting period, Teck Resources Limited sold EVR to Glencore. As part of this transaction, it was agreed that any reportable payments would be disclosed by EVR/Glencore in their ESTMA reports.